Exhibit 32.1
CERTIFICATION

I, Dr. Paramesh Gopi, Chief Executive Officer of Applied Micro Circuits Corporation (the “Company”), hereby certify for the purposes of Section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge:

1.
This Annual Report on Form 10-K for the fiscal year ended March 31, 2014 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DR. PARAMESH GOPI
Dr. Paramesh Gopi
President and Chief Executive Officer
Date: May 30, 2014